UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2026

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17087 Via Del Campo San Diego, California		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		858-848-8100

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

Cohu, Inc. (“Cohu” or the “Company”) held its 2026 Annual Meeting of Stockholders on May 15, 2026 (the “Annual Meeting”). At the Annual Meeting, Cohu’s stockholders approved an amendment to Cohu’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 150,000,000 shares. The amendment is discussed in greater detail in the definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 2, 2026. Accordingly, on May 15, 2026, Cohu filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation implementing the approved changes (the “Restated Certificate”), and the Restated Certificate was effective as of that date.

This description of the Restated Certificate is qualified in its entirety by reference to the Restated Certificate filed herewith as Exhibit 3.1.

Amended and Restated Bylaws

On May 15, 2026, the Board of Directors (the “Board”) approved Cohu’s Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”), effective as of such date. Consistent with market practice among Delaware corporations to seek resolution of certain corporate claims in the Court of Chancery of the State of Delaware (the “Court of Chancery”), the Amended Bylaws include an exclusive forum provision that designates the Court of Chancery as the exclusive forum for certain actions, including, but not limited to, derivative actions, fiduciary duty claims, claims arising under the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws, and other internal corporate claims, as defined under Delaware law (the “Provision”). The Provision includes customary jurisdictional fallbacks to other Delaware courts where the Court of Chancery lacks jurisdiction, and provides for stockholder consent to personal jurisdiction in Delaware to enforce the Provision. In addition, the Provision specifies that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for claims arising under the Securities Act of 1933, as amended. The Provision is intended to promote consistency and predictability in the application of Delaware law, reduce the risk of duplicative litigation in multiple forums, and enhance judicial efficiency.

The foregoing summary description of the Amended Bylaws is qualified in its entirety by reference to the complete text of the Amended Bylaws, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders cast their votes on six proposals, as set forth below. The Company had 47,166,278 shares outstanding on March 23, 2026, the record date, and 42,490,768 (90.1%) were represented at the Annual Meeting.

Proposal 1.

The nominees for election as Class 1 directors to serve until the 2029 Annual Meeting of Stockholders, were elected based upon the following votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
William E. Bendush	36,089,876	3,605,393	111,853	2,683,646

Karen M. Rapp	38,563,973	1,205,359	37,790	2,683,646

Nina L. Richardson	38,383,859	1,385,514	37,749	2,683,646

The remaining directors whose terms continue until 2027 are Andrew M. Caggia, Yon Y. Jorden and Luis A. Müller, and until 2028 are Steven J. Bilodeau, James A. Donahue and Andreas W. Mattes.

Proposal 2.

The advisory vote on executive compensation of Named Executive Officers, as disclosed in the Proxy Statement, was approved. The results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,881,701	608,981	316,440	2,683,646

Proposal 3.

Approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 150,000,000 shares. The results were as follows:

Votes For	Votes Against	Abstentions
40,897,112	1,251,088	342,568

Proposal 4.

Approve the Cohu, Inc., 2026 Equity Incentive Plan. The results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,846,714	1,671,677	288,731	2,683,646

Proposal 5.

Approve the Amended and Restated Cohu, Inc., 1997 Employee Stock Purchase Plan. The results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,339,878	194,210	273,034	2,683,646

Proposal 6.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was approved. The results were as follows:

Votes For	Votes Against	Abstentions
40,383,315	1,725,935	381,518

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Cohu, Inc.

3.2	Amended and Restated Bylaws of Cohu, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 15, 2026	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: Senior VP Finance & Chief Financial Officer